QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 26, 2001 (except with respect to the matters discussed in Note 19, as to which the date is January 24, 2002) included in The Right Start Inc.'s Definitive Proxy Statement filed February 28, 2002 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Los Angeles, California
March 14, 2002

QuickLinks

Consent of Independent Accountants